UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

March 30, 2004

Date of report (Date of earliest event reported)

COGENTRIX ENERGY, INC.

(exact name of registrant as specified in its charter)

NORTH CAROLINA	33-74254	56-1853081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9405 Arrowpoint Boulevard, Charlotte, North Carolina 28273-8110

(Address of Principal Executive Offices) (Zip Code)

(704) 525-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events

On March 30, 2004, Cogentrix Energy, Inc. (“CEI”) entered into a Second Supplemental Indenture with Wachovia Bank, N.A. (formerly First Union National Bank), as trustee (the “Trustee”), supplementing the Indenture, dated as of October 20, 1998, between CEI and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 20, 1998 (as amended as of November 25, 1998), relating to CEI’s 8.75% Senior Notes due October 15, 2008.

Item 7. Exhibits

(c)	Exhibits

4.1	Second Supplemental Indenture, dated as of March 30, 2004, between CEI and the Trustee, supplementing the Indenture relating to CEI’s 8.75% Senior Notes due October 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENTRIX ENERGY, INC.
(registrant)

By:	/s/ Robert S. Mancini
Name:	Robert S. Mancini
Title:	Co-President and Chief Commercial Officer

Date: March 31, 2004